EXHIBIT 99.1

To 8-K dated July 30, 2007

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6086

William R. Hahl

Executive Vice President/

Chief Financial Officer

 (772) 221-2825

SEACOAST REPORTS SECOND QUARTER RESULTS

STUART, FL., July 25, 2007 – Seacoast Banking Corporation of Florida (NASDAQ-NMS:  SBCF), a bank holding company whose principal subsidiary is Seacoast National Bank, today announced 2007 second quarter net income of $4.81 million or $0.25 diluted earnings per share (“DEPS”) compared to $6.43 million or $0.34 DEPS for the second quarter of 2006.

For the first six months, net income totaled $7.58 million or $0.39 DEPS, compared to $12.30 million and $0.68 DEPS earned in 2006.  Core operating earnings, excluding investment securities gains and losses, totaled $10.87 million for the first half of 2007 or $0.57 DEPS, compared to $12.30 million or $0.68 DEPS for the same period in 2006.

“The reduced core earnings growth for the second quarter is attributable to an increase in the provision for loan losses and higher overhead as a result of our investment in people and processes which will allow for continued strong loan and deposit growth.  The Company has also experienced slowing revenue growth due to an unfavorable yield curve and the continued drag resulting from the unwinding of the residential real estate bubble.  We believe that during this time of economic adjustment, it is best to stick with successful strategies which assure future earnings growth over many years,” said Dennis S. Hudson, III, Chairman and Chief Executive Officer.

“Our long-term perspective shows an increase in franchise value from growth in households serviced, enhancement of products and services offered, expansion in attractive markets and continued solid asset quality.  As a result of our expansion activities and opportunities created by acquisition disruptions in our core markets, revenue producing personnel were added during the second quarter.  While we can expect to continue to feel the effects of slowing economic conditions in South Florida over the remainder of this year, the activities we are undertaking to further develop our franchise are expected to produce meaningful improvements in earnings in 2008 and beyond.”

Other significant items during the first half of 2007 included:

•

A team of bankers in Broward County Florida was added and they have already garnered $3 million in deposits, closed $11 million in commercial lines and added $90 million to the Company’s loan pipelines;

•

Three commercial lenders joined the Treasure Coast market team.  Two of the lenders were formerly with the largest community bank competitor that was recently acquired by National City.  They have built their loan pipelines and should have funded loan balances in the second half of 2007;

•

Total noninterest income excluding securities transactions grew by 9.4 percent over the first six months of 2007 compared to the same period in 2006;

•

Mortgage banking revenues increased $331,000 in the first half of 2007 compared to the first six months of 2006, but with higher mortgage interest rates, production for the second half of 2007 may slow;

•

The Company engaged a nationally recognized bank consulting firm to assist the board and management with strategic planning and overhead ratio improvement through revenue generation;

•

Second quarter average interest bearing deposits increased 8.3 percent annualized; however, negative changes in mix resulted as higher cost money market and time deposits grew at a higher rate;

•

Loan growth increased during the second quarter as anticipated.  Total loans at June 30, 2007 were up $80 million or 9.2 percent annualized for the first six months.  Commercial loan production for the second quarter totaled $151 million, compared to $76 million in the first quarter and $106 million for the second quarter of 2006.  With the added lending capabilities, management expects loan growth to be at the high end of the Company’s projected 8-10 percent range for the full twelve months; and

•

Net interest income (fully tax equivalent) totaled $21.5 million for the second quarter, up slightly from the first quarter on a $93 million smaller average earning asset base of $2.1 billion.  As predicted, the net interest margin improved to 4.09 percent for the second quarter as a result of the investment portfolio restructuring announced in the first quarter 2007.

Nonperforming assets increased $14.9 million from a year ago and $3 million from year-end to $15.5 million or 0.85 percent of loans and other real estate owned outstanding at June 30, 2007.  The increase this quarter consisted of several loans secured with real estate.  As indicated last quarter, nonperforming loan balances will experience variability over the next few quarters. Net charge-offs remained low at $143,000 for the second quarter, compared to $125,000 for the first quarter 2007.  For the first six months, annualized net charge-offs as a percent of average loans totaled 0.03 percent compared to recoveries of (0.02) percent a year earlier.  The allowance for loan losses as a percentage of loans totaled 0.84 percent at June 30, 2007, compared to 0.76 percent one year earlier.

The provision for loan losses totaled $1.1 million, primarily as a result of the increased loan growth as noted above, as well as increased risk related to current market conditions.

Fully taxable net interest income for the second quarter 2007 was impacted by a smaller balance sheet as total deposit growth slowed as a result of normal seasonal trends and lower average balances for commercial customers that reduced noninterest bearing balances.  In addition, the increase in nonaccrual loans reduced the yield on average loans by approximately 8 basis points, while the cost of interest bearing deposits was up 19 basis points to 3.59 percent due to growth in higher cost deposit products.  As a result of the investment portfolio restructuring last quarter, the yield on average earning assets increased 18 basis points and the cost of total interest bearing liabilities increased by 5 basis points. This resulted in net interest margin increasing by 17 basis points to 4.09 percent from the first quarter 2007.   However, with the smaller balance sheet, net interest income increased only $36,000 compared to the first quarter when average earning assets were $93 million higher.  While net interest income is expected to grow during the remainder of the year due to loan growth, it is likely that the spread earned on the additional volumes will be lower than the second quarter’s net interest margin given a continued inverted yield curve.

During the second quarter, investments for the future were made by expanding into Ft. Lauderdale/Broward County, Florida, with the acquisition of a team of bankers from a successful nonpublic depository institution.  This overhead added a total of approximately $260,000 in expenses in the second quarter.  Other lending personnel additions increased salaries and wages by approximately $100,000 in the second quarter.  The added overhead caused the Company’s overhead ratio to increase to 69.5 percent in the second quarter and is expected to remain at this level for the remainder of 2007.  The added capabilities will allow us to produce more revenues and continue our growth and, if successful, will move the overhead ratio lower in 2008 as a result of greater revenue growth.  A similar strategy was utilized when the Company entered the Palm Beach County market in late 2002.  The group of bankers deployed was successful in building a franchise in that market consisting of $370 million in loans at June 30, 2007 and funding totaling $92 million.

During the current quarter, fees related to marine loan production increased $130,000 or 18 percent compared to the first quarter for 2007, and added $856,000 to second quarter 2007 revenues.  Brokerage commissions and fees totaled $989,000 for the second quarter, an improvement over the 2007 first quarter results of $754,000.  Trust revenues increased to $663,000 for the second quarter, but were lower compared to the prior year’s results of $801,000, and stand at $1,290,000 at June 30, 2007, compared to $1,513,000 for the first six months of 2006.  Trust income in 2006 included fees related to estate management services for which there were no comparable fees so far in 2007.

Seacoast will host a conference call on Thursday, July 26 at 10:00 a.m. (Eastern Time) to discuss the earnings results and business trends.  Investors may call in (toll-free) by dialing (800) 640-9765 (access code: 18327742; leader: Dennis S. Hudson).  Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting Presentations under the heading Investor Services.  A replay of the call will be available beginning the afternoon of July 26 by dialing (877) 213-9653 (domestic), using the passcode 18327742.

Seacoast, with approximately $2.3 billion in assets, is one of the largest independent commercial banking organizations in Florida.  Seacoast has 43 offices in South and Central Florida and is headquartered on Florida’s Treasure Coast, which is one of the wealthiest and fastest growing areas in the nation.

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Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2006 under “Special Cautionary Notice Regarding Forward-Looking Statements,” and otherwise in our SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

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FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
(Dollars in thousands,	June 30,		June 30,
except per share data)	2007	2006	2007	2006

Summary of Earnings
Net income	$ 4,808	$6,434	$7,577	$12,300
Net income, excluding securities restructuring losses (5)	4,808	6,434	10,874	12,300
Net interest income (1)	21,468	24,030	42,900	44,304

Performance Ratios
Return on average assets-GAAP earnings (2), (3)	0.85%	1.07%	0.66%	1.09%
Return on average tangible assets (2), (3), (4), (5)	0.91	1.13	1.00	1.14
Return on average shareholders’ equity -
GAAP earnings (2), (3)	8.81	12.43	7.00	13.53
Return on average tangible shareholders’ equity (2), (3), (4), (5)	12.43	17.85	14.12	18.48
Net interest margin (1), (2)	4.09	4.29	4.01	4.23

Per Share Data
Net income diluted-GAAP earnings	$ 0.25	$0.34	$0.39	$0.68
Net income basic-GAAP earnings	0.25	0.34	0.40	0.69
Net income diluted-excluding securities restructuring losses (5)	0.25	0.34	0.57	0.68
Net income basic-excluding securities restructuring losses (5)	0.25	0.34	0.57	0.69
Cash dividends declared	0.16	0.15	0.32	0.30

	June 30,		Increase/
	2007	2006	(Decrease)
Credit Analysis
Net charge-offs (recoveries) year-to-date	$268	$(156)	n/m
Net charge-offs (recoveries) to average loans	0.03%	(0.02)%	n/m
Loan loss provision year-to-date	$557	$560	(0.5)%
Allowance to loans at end of period	0.84%	0.76%	10.5
Nonperforming assets	$15,495	$588	2,535.2
Nonperforming assets to loans and other
real estate owned at end of period	0.85%	0.04%	2,025.0

Selected Financial Data
Total assets	$2,260,173	$2,415,242	(6.4)
Securities – Trading (at fair value)	26,690	0	n/m
Securities – Available for sale (at fair value)	183,132	367,766	(50.2)
Securities – Held for investment (at amortized cost)	33,863	141,734	(76.1)
Net loans	1,797,883	1,602,405	12.2
Deposits	1,867,191	2,028,605	(8.0)
Shareholders’ equity	217,071	202,843	7.0
Book value per share	11.32	10.70	5.8
Tangible book value per share	8.35	7.68	8.6
Average shareholders' equity
to average assets	9.38%	8.09%	15.9

Average Balances (Year-to-Date)
Total assets	$2,328,427	$2,267,127	2.7
Less: Intangible assets	57,268	45,996	24.5
Total average tangible assets	$2,271,159	$2,221,131	2.3

Total equity	$218,430	$183,306	19.2
Less: Intangible assets	57,268	45,996	24.5
Total average tangible equity	$161,162	$137,310	17.4

(1)

Calculated on a fully taxable equivalent basis.

(2)

These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)

The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) on available for sale securities are not included in net income.

(4)

The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)

Excluding securities restructuring losses of $5,118 (or $3,297, net of taxes) recorded in the first quarter 2007.

n/m = not meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	December 31,	June 30,
(Dollars in thousands)	2007	2006	2006

Assets
Cash and due from banks	$66,067	$89,803	$70,177

Federal funds sold and other investments	15,190	2,412	100,514
Total Cash and Cash Equivalents	81,257	92,215	170,691

Securities:
Trading (at fair value)	26,690	0	0
Available for sale (at fair value)	183,132	313,983	367,766
Held for investment (at amortized cost)	33,863	129,958	141,734
Total Securities	243,685	443,941	509,500

Loans available for sale	4,204	5,888	3,362

Loans, net of unearned income	1,813,087	1,733,111	1,614,646
Less: Allowance for loan losses	(15,204)	(14,915)	(12,241)
Net Loans	1,797,883	1,718,196	1,602,405

Bank premises and equipment, net	38,688	37,070	37,320
Other real estate owned	288	0	139
Goodwill and other intangible assets	57,019	57,299	57,149
Other assets	37,149	34,826	34,676
	$2,260,173	$2,389,435	$2,415,242

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$352,702	$391,805	$488,535
Savings deposits	885,851	929,444	1,000,385
Other time deposits	345,047	325,251	312,209
Time certificates of $100,000 or more	283,591	244,518	227,476
Total Deposits	1,867,191	1,891,018	2,028,605

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	96,927	206,476	104,941
Borrowed funds	14,521	26,522	26,218
Subordinated debt	53,610	41,238	41,238
Other liabilities	10,853	11,756	11,397
	2,043,102	2,177,010	2,212,399

Shareholders' Equity
Preferred stock	0	0	0
Common stock	1,914	1,899	1,897
Additional paid in capital	90,748	88,380	86,997
Retained earnings	126,293	124,811	119,108
Treasury stock	(34)	(310)	(121)
	218,921	214,780	207,881
Accumulated other comprehensive loss, net	(1,850)	(2,355)	(5,038)
Total Shareholders’ Equity	217,071	212,425	202,843
	$2,260,173	$2,389,435	$2,415,242

Common Share Outstanding	19,172,239	18,974,295	18,958,534

Note:  The balance sheet at December 31, 2006 has been derived from the audited financial statements at that date.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2007	2006	2007	2006

Interest on securities:
Taxable	$3,566	$6,120	$8,305	$11,517
Nontaxable	93	94	186	109
Interest and fees on loans	32,930	28,976	65,480	51,987
Interest on federal funds sold and other investments	662	1,018	913	2,353
Total Interest Income	37,251	36,208	74,884	65,966

Interest on deposits	5,937	4,837	11,499	8,176
Interest on time certificates	7,511	5,206	14,279	9,298
Interest on borrowed money	2,399	2,203	6,334	4,281
Total Interest Expense	15,847	12,246	32,112	21,755

Net Interest Income	21,404	23,962	42,772	44,211
Provision for loan losses	1,107	280	557	560
Net Interest Income After Provision for Loan Losses	20,297	23,682	42,215	43,651

Noninterest income:
Service charges on deposit accounts	1,928	1,801	3,661	3,043
Trust income	663	801	1,290	1,513
Mortgage banking fees	416	331	871	540
Brokerage commissions and fees	989	1,042	1,743	1,818
Marine finance fees	856	868	1,582	1,661
Debit card income	597	558	1,165	1,021
Other deposit based EFT fees	116	102	247	199
Merchant income	721	619	1,477	1,298
Other income	430	397	896	730
	6,716	6,519	12,932	11,823
Securities restructuring losses	0	0	(5,118)	0
Securities gains (losses), net	26	(97)	24	(86)
Total Noninterest Income	6,742	6,422	7,838	11,737

Noninterest expenses:
Salaries and wages	8,453	8,443	16,349	14,862
Employee benefits	2,032	1,769	3,719	3,569
Outsourced data processing costs	1,956	2,180	3,901	3,929
Occupancy	1,919	2,062	3,793	3,595
Furniture and equipment	699	591	1,351	1,127
Marketing	793	926	1,493	1,843
Legal and professional fees	843	699	1,675	1,236
FDIC assessments	56	79	114	138
Amortization of intangibles	314	321	629	440
Other	2,836	2,806	5,580	5,246
Total Noninterest Expenses	19,901	19,876	38,604	35,985

Income Before Income Taxes	7,138	10,228	11,449	19,403
Provision for income taxes	2,330	3,794	3,872	7,103

Net Income	$4,808	$6,434	$7,577	$12,300

Per share common stock:
Net income diluted	$0.25	$0.34	$0.39	$0.68
Net income basic	0.25	0.34	0.40	0.69
Cash dividends declared	0.16	0.15	0.32	0.30

Average diluted shares outstanding	19,221,438	19,103,077	19,188,343	18,200,400
Average basic shares outstanding	18,955,848	18,727,475	18,957,989	17,825,416

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarters
	2007		2006		Last 12
(Dollars in thousands, except per share data)	Second	First	Fourth	Third	Months

Net income	$4,808	$2,769	$5,685	$5,869	$19,131
Net income, excluding securities restructuring losses (5)	4,808	6,066	5,685	5,869	22,428

Operating Ratios
Return on average assets-GAAP earnings (2), (3)	0.85%	0.47%	0.95%	0.99%	0.82%
Return on average tangible assets (2), (3), (4), (5)	0.91	1.09	1.01	1.05	1.02

Return on average shareholders' equity-GAAP earnings (2), (3)	8.81	5.16	10.57	11.03	8.89
Return on average tangible shareholders’ equity (2), (3), (4), (5)	12.43	15.83	14.87	15.64	14.68

Net interest margin (1), (2)	4.09	3.92	3.95	4.22	4.05
Average equity to average assets	9.62	9.15	8.99	8.98	9.18

Credit Analysis
Net charge-offs	$143	$125	$27	$23	$318
Net charge-offs to average loans	0.03%	0.03%	0.01%	0.01%	0.02%
Loan loss provision	$1,107	$(550)	$2,250	$475	$3,282
Allowance to loans at end of period	0.84%	0.82%	0.86%	0.77%
Nonperforming assets	$15,495	$4,088	$12,465	$10,437
Nonperforming assets to loans and other real estate owned at end of period	0.85%	0.23%	0.72%	0.63%
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	0.89	0.27	0.72	0.71

Per Share Common Stock
Net income diluted-GAAP earnings	$0.25	$0.14	$0.30	$0.31	$1.00
Net income basic-GAAP earnings	0.25	0.15	0.30	0.31	1.01
Net income diluted-excluding securities restructuring losses (5)	0.25	0.32	0.30	0.31	1.18
Net income basic-excluding securities restructuring losses (5)	0.25	0.32	0.30	0.31	1.18
Cash dividends declared	0.16	0.16	0.16	0.15	0.63
Book value per share	11.32	11.34	11.20	10.99

Average Balances
Total assets	$2,277,678	$2,379,739	$2,372,784	$2,350,862
Less: Intangible assets	57,322	57,213	56,230	56,945
Total average tangible assets	$2,220,356	$2,322,526	$2,316,554	$2,293,917

Total equity	$219,020	$217,834	$213,354	$211,024
Less: Intangible assets	57,322	57,213	56,230	56,945
Total average tangible equity	$161,698	$160,621	$157,124	$154,079

(1)

Calculated on a fully taxable equivalent basis using amortized cost.

(2)

These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)

The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) on available for sale securities are not included in net income.

(4)

The Company believes that cash operating earnings excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)

Excludes securities restructuring losses of $5,118 (or $3,297, net of taxes) recorded in first quarter 2007.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited) (continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

SECURITIES	June 30, 2007	December 31, 2006	June 30, 2006

U.S. Treasury and U. S. Government Agencies	$26,690	$0	$0
Securities – Trading	26,690	0	0

U.S. Treasury and U. S. Government Agencies	35,044	94,676	106,266
Mortgage-backed	143,325	214,661	257,639
Obligations of states and political subdivisions	2,071	2,049	2,020
Other securities	2,692	2,597	1,841
Securities – Available for Sale	183,132	313,983	367,766

Mortgage-backed	27,693	123,587	135,101
Obligations of states and political subdivisions	6,170	6,371	6,633
Securities – Held for Investment	33,863	129,958	141,734
Total Securities	$243,685	$443,941	$509,500

LOANS	June 30, 2007	December 31, 2006	June 30, 2006

Construction and land development	$601,552	$571,133	$511,480
Real estate mortgage	991,320	949,824	893,950
Installment loans to individuals	79,616	83,428	87,408
Commercial and financial	139,014	128,101	121,330
Other loans	1,585	625	478
Total Loans	$1,813,087	$1,733,111	$1,614,646

AVERAGE BALANCES, YIELDS AND RATES (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2007				2006
	Second Quarter	First Quarter			Second Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$267,308	5.34%	$427, 743	4.43%	$567,572	4.31%
Nontaxable	8,323	6.58	8,390	6.53	8,666	6.42
Total Securities	275,631	5.37	436,133	4.47	576,238	4.34

Federal funds sold and other investments	48,140	5.52	16,284	6.25	86,260	4.73

Loans, net	1,783,156	7.41	1,747,797	7.52	1,586,597	7.33

Total Earning Assets	2,106,927	7.10	2,200,214	6.92	2,249,095	6.47

Allowance for loan losses	(14,358)		(14,973)		(12,059)
Cash and due from banks	70,274		77,101		74,788
Premises and equipment	38,445		37,646		32,771
Other assets	76,390		79,751		75,088

	$2,277,678		$2,379,739		$2,419,683

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	$170,588	2.61%	$195,025	2.38%	$219,871	1.54%
Savings deposits	121,159	0.71	130,985	0.71	166,563	0.74
Money market accounts	591,403	3.13	567,647	2.99	608,601	2.43
Time deposits	617,905	4.88	576,972	4.76	533,577	3.91
Federal funds purchased and other short-term borrowings	110,123	4.40	225,805	4.95	105,140	4.12
Other borrowings	67,816	7.04	67,772	7.05	67,533	6.68

Total Interest-Bearing Liabilities	1,678,994	3.79	1,764,206	3.74	1,701,285	2.89

Demand deposits (noninterest-bearing)	370,953		387,299		496,308
Other liabilities	8,711		10,400		14,535
Total Liabilities	2,058,658		2,161,905		2,212,128

Shareholders' equity	219,020		217,834		207,555

	$2,277,678		$2,379,739		$2,419,683

Interest expense as a % of earning assets		3.02%		3.00%		2.18%
Net interest income as a % of earning assets		4.09		3.92		4.29

(1)

 On a fully taxable equivalent basis.  All yields and rates have been computed on an annualized basis using amortized cost.  Fees on loans have been included in interest on loans.  Nonaccrual loans are included in loan balances.